                                                                    EXHIBIT 11.1

                               XTRA CORPORATION
                        EARNINGS PER SHARE CALCULATIONS
            FOR THE FOUR QUARTERS ENDED SEPTEMBER 30, 1997 AND 1996
                (Millions of dollars except per share amounts)

                                                                     QUARTER ENDED:

                                                      12/31/96     3/31/97     6/30/97     9/30/97     YTD 1997
                                                      --------     -------     -------     -------     --------
Net Income                                           $      13    $      8    $      9    $     13    $      43
                                                      ========     =======     =======     =======     ========

Primary EPS:
-------------------------------------------------
Primary Shares Outstanding (in millions):                 15.3        15.3        15.3        15.3         15.3
Primary Earnings Per Share:                          $    0.85    $   0.49    $   0.56    $   0.89    $    2.78
                                                      ========     =======     =======     =======     ========

Fully Diluted EPS:
-------------------------------------------------
Fully Diluted Shares Outstanding (in millions):           15.3        15.3        15.3        15.4         15.4
Fully Diluted Earnings Per Share:                    $    0.85    $   0.49    $   0.56    $   0.88    $    2.77
                                                      ========     =======     =======     =======     ========


                                                                     QUARTER ENDED:

                                                      12/31/95     3/31/96     6/30/96     9/30/96     YTD 1996
                                                      --------     -------     -------     -------     --------
Net Income                                           $      14    $      8    $      8    $     11    $      41
                                                      ========     =======     =======     =======     ========

Primary EPS:
-------------------------------------------------
Primary Shares Outstanding (in millions):                 16.4        16.1        16.0        15.7         16.1
Primary Earnings Per Share:                          $    0.85    $   0.51    $   0.49    $   0.71    $    2.56
                                                      ========     =======     =======     =======     ========

Fully Diluted EPS:
-------------------------------------------------
Fully Diluted Shares Outstanding (in millions):           16.4        16.1        16.0        15.7         16.1
Fully Diluted Earnings Per Share:                    $    0.85    $   0.51    $   0.49    $   0.71    $    2.56
                                                      ========     =======     =======     =======     ========